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STAPLES, INC. AND SUBSIDIARIES
EXHIBIT 12.1
STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                   2/3/96        2/1/97         1/31/98        1/30/99        1/29/00
                                                   ------        ------         -------        -------        -------

Consolidated pre-tax income prior to
   extraordinary items .....................     $ 119,845     $ 211,363      $.279,503      $ 397,103        516,374

Interest portion of rental expense .........        31,538        44,231         56,208         69,308         87,862

Net interest expense, including amortization
   of deferred issuance costs ..............        31,353        53,458         33,947         31,057         21,980

Less: interest capitalized .................             0          (611)        (1,387)        (2,254)          (433)
                                                 ---------     ----------     ----------     ----------        -------


     Earnings ..............................     $ 182,736     $ 308,441      $ 368,271      $ 495,214      $ 625,783
                                                 ---------     ----------     ----------     ----------        -------
                                                 ---------     ----------     ----------     ----------        -------

Interest portion of rental expense .........     $  31,538     $  44,231      $  56,208      $  69,308      $  87,862

Net interest expense, including amortization
  of deferred issuance costs ...............        31,353        53,458         33,947         31,057         21,980
                                                 ---------     ----------     ----------     ----------        -------


     Fixed Charges .........................     $  62,891     $  97,689      $  90,155      $ 100,365      $ 109,842
                                                 ---------     ----------     ----------     ----------        -------
                                                 ---------     ----------     ----------     ----------        -------


     Ratio of Earnings to Fixed Charges ....          2.91          3.16           4.08           4.93           5.70
                                                 ---------     ----------     ----------     ----------        -------
                                                 ---------     ----------     ----------     ----------        -------


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